Certification of Principal Executive Officer Pursuant

to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of Ministry Partners Investment Corporation (the "Company"), hereby certify that the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2006	/s/ Van C. Elliott
Van C. Elliott, President

Date: May 12, 2006	/s/ Gabriel B. Encarnacion
Gabriel B. Encarnacion, Principal Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.